UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2006

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 2950 Denver, Colorado		80202-1370
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 8, 2006, the board of directors of Venoco, Inc. granted to Douglas Griggs, the company’s Chief Accounting Officer, options to purchase an aggregate of 40,000 shares of the company’s common stock at an exercise price of $12.00 per share. The options are subject to the terms of the company’s 2005 stock incentive plan. The options will also be governed by an award agreement that will contain customary terms.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 1.01 of this report is incorporated by reference herein. The options were granted to Mr. Griggs in reliance upon the exemption from registration requirements set forth in Section 4(2) of the Securities Act of 1933, as amended. Mr. Griggs had access to information concerning the company, including through its public filings with the Securities and Exchange Commission, comparable to the information that would have been provided in a registration statement had the grant of the options been registered.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2006

VENOCO, INC.

	By:	/s/ Timothy M. Marquez
Name: Timothy M. Marquez
Title: Chief Executive Officer